Exhibit A

Schedule of Buyers

Name	Address

Jerry McCart	215 Gail Lane
Sapulpa, OK 74066

Lora Crainshaw	3332 NW 170th CT
Edmond, OK 73003

Mark Morelli	11711 South Fulton Ave
Tulsa, OK 74137

Daniel Eckermann	20806 Madison Cove
Lago Vista, TX 78645

David Shepard	4510 South 86th East Ave
Tulsa, OK 74145

Wade Clark	4510 South 86th East Ave
Tulsa, OK 74145

Richard Howard	4906 East 88th Place
Tulsa, OK 74137